Exhibit 2.2

AMENDMENT NO. 1 TO

BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of February 14, 2023 (the “Effective Date”) to the Business Combination Agreement (the “BCA”) by and among CENAQ Energy Corp., a Delaware corporation, Verde Clean Fuels OpCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of SPAC, Bluescape Clean Fuels Holdings, LLC, a Delaware limited liability company, Bluescape Clean Fuels Intermediate Holdings, LLC, a Delaware limited liability company and CENAQ Sponsor LLC, a Delaware limited liability company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.

WHEREAS, the parties hereto desire to amend the BCA as set forth herein; and

WHEREAS, Section 8.04 of the BCA provides that the BCA may be amended by a written instrument executed by all parties thereto.

NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:

1. Amendments.

(a) Effective as of the Effective Date, the first sentence of Section 2.03(b) of the BCA is hereby amended and restated in its entirety as follows:

“In the event there is a Company Sale during the Earn Out Period pursuant to which SPAC or its stockholders have the right to receive consideration implying a value per share of SPAC Class A Common Stock (as agreed in good faith by the SPAC Board) that is greater than or equal to the applicable SPAC VWAP price specified in Triggering Event I or Triggering Event II, any Earn Out Equity that has not previously transferred in accordance with Section 2.03(a)(i) or Section 2.03(a)(ii), as applicable, shall be deemed to have been transferred immediately prior to the closing of such Company Sale (for the avoidance of doubt, in the event of a Company Sale, such implied value per share of SPAC Class A Common Stock shall be calculated inclusive of the Earn Out Equity that would meet or exceed Triggering Event 1 and Triggering Event II, as applicable), and Holdings shall be eligible to participate in such Company Sale with respect to the Earn Out Equity deemed transferred pursuant to this Section 2.03(b) on the same terms, and subject to the same conditions, as apply to the holders of SPAC Class A Common Stock generally.”

2. Miscellaneous. This Amendment shall be construed and interpreted in a manner consistent with the provisions of the BCA. The provisions set forth in Sections 8.05 (Waiver), 9.03 (Severability), 9.05 (Parties in Interest), 9.06 (Governing Law), 9.07 (Waiver of Jury Trial), 9.09 (Counterparts), 9.10 (Specific Performance) and 9.11 (No Recourse) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

CENAQ Energy Corp.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

Business Combination Agreement

Acknowledged and agreed

as of the Effective Date:

VERDE CLEAN FUELS OPCO, LLC

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

Business Combination Agreement

Acknowledged and agreed

as of the Effective Date:

BLUESCAPE CLEAN FUELS HOLDINGS, LLC

By:	/s/ Ernest B. Miller
Name:	Ernest B. Miller
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

Business Combination Agreement

Acknowledged and agreed

as of the Effective Date:

BLUESCAPE CLEAN FUELS INTERMEDIATE HOLDINGS, LLC

By:	/s/ Ernest B. Miller
Name:	Ernest B. Miller
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

Business Combination Agreement

Acknowledged and agreed

as of the Effective Date:

CENAQ SPONSOR LLC

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	Chief Executive Office

Signature Page to Amendment No. 1 to

Business Combination Agreement